Exhibit 99.1

5E Advanced Materials Announces Closing of $36 Million Upsized and Oversubscribed Public Offering of Common Stock

The offering was led by one of the Company’s largest stockholders and several new institutional investors

HESPERIA, CA / ACCESS Newswire / February 3, 2026 / 5E Advanced Materials, Inc. (“5E” or the “Company”) (Nasdaq: FEAM) (ASX: 5EA), a development stage company focused on becoming a vertically integrated global leader and supplier of refined borates, advanced boron derivative materials, and critical materials, today announced the closing of its previously announced best efforts public offering of common stock in the United States (the “Offering”). The Offering consisted of 18,000,000 shares of common stock at a public offering price of $2.00 per share, for gross proceeds of approximately $36 million, before deducting placement agent fees and other estimated Offering expenses payable by 5E.

Konik Capital Partners, LLC, a division of T.R. Winston & Company, acted as the sole placement agent for the Offering.

5E currently intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and marketable securities, for the operation of its small-scale boron facility (SSBF), wellfield development and finalization of our commercial mine plan, FEED engineering, and general corporate purposes. We believe this financing provides the necessary capital to finalize pending commercial offtake contracts and extends our operational runway through the critical commercialization phase.

The Offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-292988) that was filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on January 29, 2026. A final prospectus relating to and describing the final terms of the Offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. The Offering was made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the final prospectus relating to the Offering may be obtained from: Konik Capital Partners, LLC, a division of T.R. Winston & Company, 7 World Trade Center, 46th Floor, New York, NY 10007, or e-mail at capmarkets@konikcapitalpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX:5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, and include, but are not limited to, statements regarding 5E’s intended use of proceeds from the Offering. Any forward-looking statements are based on 5E’s current expectations, forecasts, and assumptions and are subject to a number of risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in 5E’s most recent Annual Report on Form 10-K, its other reports filed with the SEC, as well as in the preliminary prospectus and final prospectus related to the Offering. Forward-looking statements contained in this announcement are based on information available to 5E as of the date hereof and are made only as of the date of this release. 5E undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing 5E’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of 5E.

For further information contact:

Investor Relations

Brett Maas

Hayden IR, LLC

FEAM@haydenir.com

Ph: +1 (480) 861-2425

Media Relations

Paola Ashton

PRA Communications

team@pracommunications.com

Ph: +1 (604) 681-1407